Exhibit 99.1

Cinedigm Digital Cinema Corp. Announces Strong First Quarter Financial and Operating Results

 Revenue and Adjusted EBITDA Increase 21% and 25%, Respectively

FOR IMMEDIATE RELEASE

MORRISTOWN, NJ & LOS ANGELES, CA (August 11, 2011) Cinedigm Digital Cinema Corp. (NASDAQ: CIDM), the global leader in the digital cinema industry, reported strong financial results for the first quarter ended June 30, 2011. The Company also made significant operational progress with its strategic initiatives.

Total revenues in the first quarter were $23.5 million, representing a 21.4% increase from the prior year’s first quarter. The increased revenues are a result of continued growth in Phase 2 deployments, and significantly higher revenues from the Company’s Software and Services businesses.

The Company reported Adjusted EBITDA1 (defined below) of $13.2 million, an increase of 24.9% from the $10.5 million reported in the prior year’s first quarter. Adjusted EBITDA exclusive of Phase I/Phase II programs was $324,000, marking the third consecutive quarter of positive Adjusted EBITDA and a significant improvement as compared to the loss of $(470,000) reported in the prior year’s

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items.   Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's condensed consolidated financial statements prepared in accordance with U.S. GAAP.

first quarter.  Net loss in the first quarter was $(6.4) million or $(0.20) per share, as compared to a loss of $(7.1) million or $(0.24) per share in the prior year period.

“We are pleased with our strong start to the year, which marks the achievement of several significant operational and financial milestones,” said Chris McGurk, Chairman and CEO of Cinedigm. “Since early 2011, we have recalibrated the company’s focus, directing our resources to areas where we can most effectively leverage the capabilities of the digital cinema platform and be a market leader, specifically in software and content marketing and distribution.  Our strong first quarter performance clearly indicates that our efforts are paying off strategically, operationally and financially.”

Adam M. Mizel, Chief Strategy and Financial Officer, commented, “From a financial perspective, Cinedigm had a very solid first quarter.  Our core businesses continued to expand and benefit from the positive operating leverage inherent in our business model, as evidenced by an almost $800,000 improvement in Adjusted EBITDA excluding our deployment subsidiaries.   In addition, during the quarter, 634 new Cinedigm Phase II digital systems were deployed, resulting in 2,829 Phase II digital systems deployed at the end of this quarter.  We also enter the back half of the year with a strong deployment backlog of 2,625 systems to be installed. Importantly, we expect continued strong financial results as exhibitors accelerate digital conversions in advance of the late 2012 installation deadline to benefit from the virtual print fee program.

“As we have consistently noted, each one thousand screens deployed will add $2.0-$2.5 million of non-deployment EBITDA in the first twelve months through service fees and software license and maintenance fees,” Mr. Mizel continued. “In addition, subsequent to the quarter end Cinedigm announced the completion of a $6.9 million private placement of common stock, with proceeds intended for general working capital and to pursue strategic opportunities in our content and software businesses. Finally, we were pleased to recently announce our intent to sell our non-core feature and trailer delivery business to Technicolor and form a strategic software partnership.”

“Our entire management team is devoted to furthering Cinedigm’s growth and profitability, with the ultimate objective of maximizing shareholder value,” Mr. McGurk concluded. “We are pleased with the excellent start of the year and will continue to focus on the rapid deployment of digital cinema systems, the development of both exhibitor and distributor software solutions, as well as the expansion of our content marketing and distribution business, both through organic growth as well as accretive external opportunities.”

About Cinedigm

Cinedigm is a leader in providing the services, experience, technology and content critical to transforming movie theatres into digital and networked entertainment centers. The Company partners with Hollywood movie studios, independent movie distributors, and exhibitors to bring movies in digital cinema format to audiences across the country. Cinedigm's digital cinema deployment organization, software, satellite and hard drive digital movie delivery network; pre-show in-theatre advertising services; and marketing and distribution platform for alternative content such as CineLive® 3D and 2D sports and concerts, thematic programming and independent movies is a cornerstone of the digital cinema transformation. Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp. www.cinedigm.com [CIDM-E]

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CONTACT
Maggie Begley/Maggie@mbcprinc.com/310-301-1785

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	For the Three Months Ended June 30,
	2011	2010
Revenues	$23,500	$19,350
Costs and Expenses:
Direct operating (exclusive of depreciation and amortization shown below)	5,672	4,939
Selling, general and administrative	5,200	5,476
Provision for doubtful accounts	88	104
Research and development	65	65
Depreciation and amortization of property and equipment	9,492	8,161
Amortization of intangible assets	726	721
Total operating expenses	21,243	19,466
Income (loss) from operations	2,257	(116)

Interest income	51	67
Interest expense	(7,384)	(6,831)
Loss on extinguishment of note payable	—	(4,448)
Other income (expense), net	42	(151)
Change in fair value of interest rate swaps	(787)	(458)
Change in fair value of warrant liability	—	5,033
Net loss from continuing operations	(5,821)	(6,904)

Loss from discontinued operations	(572)	(155)
Net loss	(6,393)	(7,059)
Preferred stock dividends	(89)	(100)
Net loss attributable to common stockholders	$(6,482)	$(7,159)
Net loss per Class A and Class B common share - basic and diluted
Loss from continuing operations	$(0.18)	$(0.23)
Loss from discontinued operations	(0.02)	(0.01)
	$(0.20)	$(0.24)
Weighted average number of Class A and Class B common shares outstanding: Basic and diluted	32,632,563	29,421,168

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)

	For the Three Months Ended June 30,
	2011	2010
Net loss from continuing operations	$(5,821)	$(6,904)
Add Back:
Amortization of software development	212	175
Depreciation and amortization of property and equipment	9,492	8,161
Amortization of intangible assets	726	721
Interest income	(51)	(67)
Interest expense	7,384	6,831
Loss on extinguishment of note payable	—	4,448
Other expense, net	(42)	151
Change in fair value of interest rate swaps	787	458
Change in fair value of warrants	—	(5,033)
Stock-based compensation	480	690
Non-recurring CEO transition expenses	—	912
Adjusted EBITDA	$13,167	$10,543

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(8,772)	(7,465)
Amortization of intangible assets	(13)	(12)
Income from operations	(5,425)	(4,558)
Intersegment services fees earned (1)	1,367	1,022
Adjusted EBITDA from non-deployment Phase I and Phase II businesses	$324	$(470)

(1) Intersegment revenues of the Services segment represent service fees earned from the Phase I and Phase II Deployments.

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	June 30, 2011	March 31, 2011
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$11,443	$10,748
Restricted available-for-sale investments	4,987	6,480
Accounts receivable, net	22,125	19,701
Deferred costs, current portion	2,677	2,720
Unbilled revenue, current portion	6,488	6,939
Prepaid and other current assets	1,319	1,179
Note receivable, current portion	587	445
Assets held for sale	—	4,593
Total current assets	49,626	52,805

Restricted cash	5,753	5,751
Security deposits	217	178
Property and equipment, net	222,513	224,496
Intangible assets, net	4,157	4,873
Capitalized software costs, net	3,627	3,767
Goodwill	5,874	5,874
Deferred costs, net of current portion	7,177	7,570
Unbilled revenue, net of current portion	754	834
Note receivable, net of current portion	1,136	1,296
Accounts receivable, net of current portion	67	44
Total assets	$300,901	$307,488

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(continued)

	June 30, 2011	March 31, 2011
LIABILITIES AND STOCKHOLDERS’ EQUITY	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$10,535	$10,232
Current portion of notes payable, non-recourse	30,308	28,483
Current portion of notes payable	97	142
Current portion of capital leases	197	43
Current portion of deferred revenue	7,074	6,687
Current portion of customer security deposits	60	60
Liabilities as part of held for sale assets	—	6,022
Total current liabilities	48,271	51,669
Notes payable, non-recourse, net of current portion	158,113	164,071
Notes payable, net of current portion	80,414	78,175
Capital leases, net of current portion	5,411	18
Interest rate swaps	2,759	1,971
Deferred revenue, net of current portion	9,808	9,788
Customer security deposits, net of current portion	9	9
Total liabilities	304,785	305,701
Commitments and contingencies
Stockholders’ Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at June 30, 2011 and March 31, 2011, respectively. Liquidation preference $3,559	3,277	3,250
Class A common stock, $0.001 par value per share; 75,000,000 shares authorized; 32,843,393 and 32,320,287 shares issued and 32,791,953 and 32,268,847 shares outstanding at June 30, 2011 and March 31, 2010, respectively	33	32
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 25,000 shares issued and outstanding, at June 30, 2011 and March 31, 2011, respectively	—	—
Additional paid-in capital	197,129	196,420
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(204,130)	(197,648)
Accumulated other comprehensive loss	(21)	(95)
Total stockholders’ equity	(3,884)	1,787
Total liabilities and stockholders’ equity	$300,901	$307,488